VIEMED HEALTHCARE ANNOUNCES KEY DATA AFFECTING PATIENTS WITH CHRONIC OBSTRUCTIVE PULMONARY DISEASE PRESENTED BY DR. WILLIAM FRAZIER AT AMERICAN COLLEGE OF CHEST PHYSICIANS ANNUAL MEETING

Lafayette, Louisiana (October 22, 2019) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (TSX:VMD.TO and NASDAQ:VMD), a home medical equipment supplier that provides post-acute respiratory care services in the United States, announced that Dr. William Frazier, pulmonologist and Chief Medical Officer for VieMed Healthcare, presented results from the new study, The Impact of Non-Invasive Ventilation (NIV) on Health Cost and Outcomes, at the CHEST Annual Meeting 2019 in New Orleans. Dr. Frazier collaborated with Precision Health Economics on this insightful study exploring the effects of non-invasive ventilation at home (NIVH) for patients with chronic obstructive pulmonary disease (COPD) and chronic respiratory failure (CRF).

COPD is a common disease affecting over 16 million adults in the United States. As COPD progresses, many patients develop CRF, which increases the risks of death and hospitalization, reduces quality of life and increases healthcare costs. While only a few treatment options are available to treat this serious condition, NIVH has shown promise. The use of NIVH is increasing, but fewer than five percent of patients with COPD and CRF are currently receiving this treatment.

The study’s main objectives were to understand the association of NIVH use with the risks of mortality, hospitalizations and ER visits. According to Dr. Frazier, “This study demonstrates that NIVH use in COPD-CRF patients is associated with clinically important and statistically significant reductions in mortality, hospitalization and ER visit rates.”

According to the results of the study, patients receiving NIVH treatment had a 35 percent reduction in mortality as opposed to 47 percent in the untreated population. NIVH treatment also led to a drastic reduction in ER visits and hospitalization.

The clinical implications derived from this study show NIVH should be prescribed by physicians for those patients with COPD-CRF, in order to increase their quality of life and reduce mortality, unnecessary ER visits and costly hospitalizations. The study is currently in peer review for publication.

ABOUT VIEMED HEALTHCARE, INC.

Viemed, through its indirect wholly-owned subsidiaries Sleep Management, L.L.C. and Home Sleep Delivered, L.L.C., is a home medical equipment supplier that provides post-acute respiratory care services in the United States. Sleep Management, L.L.C. focuses on disease management and improving the quality of life for respiratory patients through clinical excellence, education, and technology. Its service offerings are based on effective home treatment with respiratory care practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Home Sleep Delivered, L.L.C. focuses on providing in-home sleep testing for sleep apnea sufferers. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

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